FIRST  AMENDMENT TO

SECURED SUBORDINATED PROMISSORY NOTE

THIS IS AMENDMENT (the “Amendment") being executed and delivered by and between Calpian Inc., a Texas corporation ("Calpian" or the “Company”), and the lender identified on the signature page hereto ("Lender"), and dated as of December 31, 2014 (the “Amendment Date”) in order to amend that certain Secured Subordinated Promissory Note identified on the signature page hereto (the “Subordinated Note” or the “Note”).

RECITALS

WHEREAS,  pursuant to the terms of the Subordinated Note, Calpian and the Lender wish to amend certain terms of the Subordinated Note and issue securities of the Company in connection with this Amendment pursuant to an exception from the application of a “Favored Nations Provision” securities agreed upon by Calpian and certain investors in that certain Subscription Agreement dated as of March 31, 2014, April 30, 2014 and May 21, 2014, as reported on Calpian’s Current Report on From 8-K filed with the SEC on May 27, 2014;

WHEREAS,  The parties to this Amendment wish to (i) amend certain terms of the Subordinated Note, (ii) restructure the obligations underlying the Subordinated Note, including the Maturity Date and adding a conversion provision,  and (iii) waive any and all Events of Default arising prior to the date hereof under the Subordinated Note,  all as further set forth below.

AGREEMENT

 NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the sufficiency, mutuality and adequacy of which are hereby acknowledged,  the parties hereto hereby agree as follows:

1.

Warrant Issuance.  In connection with the foregoing and pursuant to an exception from the application of a “Favored Nations Provision” agreed upon by Calpian and certain investors in Section 8 of that certain Subscription Agreement dated as of March 31, 2014, April 30, 2014 and May 21, 2014, as reported on Calpian’s Current Report on From 8-K filed with the SEC on May 27, 2014, which exception applies to issuance in connection with credit arrangements, equipment financing or similar transactions, the Company agrees to issue a warrant to purchase 200,000 shares of common stock for every $1,000,000 of principal remaining on the Subordinated Note as of the Amendment Date, which warrant shall have a term of three (3) years and an exercise price of $0.01 per share of common stock.

2.	Amendment to Maturity. The Subordinated Note shall be amended such that the Maturity Date shall be extended to December 31, 2016.

3.

Waiver of Events of Default, Default Interest and Liquidated Damages.  On execution of this Amendment, any and all Events of Default, as set forth in the Subordinated Note, occurring prior to this Amendment shall be deemed waived without further recourse by Lender.

4.	Conversion Feature. The Subordinated Note shall be amended to provide the following conversion feature:

a)

Voluntary Conversion. At any time after the Amendment Date and until the Note is no longer outstanding, the Note shall be convertible, in whole or in part, into shares of Common Stock (the “Conversion Shares”) at the option of the Holder (subject to the conversion limitations set forth in Section 4(e) hereof).  The Holder shall effect conversions by delivering to the Company a Notice of Conversion (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted.  To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted or paid. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion.  The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s).  The Company may deliver an objection to any Notice of Conversion within two (2) Business Days of delivery of such Notice of Conversion.  The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

b)	Conversion Price. The conversion price, subject to Section 4(f) hereof, shall be equal to $1.00 (the “Conversion Price”).

c)

Mandatory Conversion.  At the option of the Company, upon three day prior written notice, the Company may convert, in whole or part, the outstanding principal of the Note into Common Shares at the Conversion Price (a "Mandatory Conversion") on the date (the "Mandatory Conversion Date") which the volume weighted average price for the Common Stock equals or exceeds $2.00 in any ninety  (90) day trading period.

d)	Mechanics of Conversion.

i.

Conversion Shares Issuable Upon Conversion of Principal Amount.  The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted by (y) the Conversion Price.

ii.

Delivery of Certificate. Not later than twenty Business Days after each Conversion Date, the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares representing the number of Conversion Shares being acquired upon the conversion of this Note. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable.

iii.

Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

iv.

Transfer Taxes and Expenses.  The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.  The Company shall pay all transfer agent fees required for same-day processing of any Notice of Conversion.

e)

Holder’s Conversion Limitations.  The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 4(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.  To the extent that the limitation contained in this Section 4(e) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.    For purposes of this Section 4(e), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder.  The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(e) shall continue to apply.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.  The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

f)	Certain Adjustments.

i.

Stock Dividends and Stock Splits.  If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of the Notes or in respect of the Additional Shares), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re‑classification.

ii.

Reorganization, Reclassification, Consolidation, Merger, Sale; Company Not Survivor.  If any capital reorganization, reclassification of the capital stock of the Company, combination, continuation, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition (i.e. license, lease or contractual arrangement) of all or substantially all of the assets to another corporation shall be effected by the Company, then, as a condition of such reorganization, reclassification, combination, continuation, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion of the Note, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon conversion of the Note, had such reorganization, reclassification, combination, continuation, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.   The provisions of this paragraph 4(f) shall similarly apply to successive reorganizations, reclassifications, combinations, continuations, consolidations, mergers, sales, transfers or other dispositions.

iii.

Calculations.  All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

5.

New York Law and Jurisdiction.    The Subordinated Note and all issues arising out of the Subordinated Note shall be governed by and construed solely and exclusively under and pursuant to the laws of the State of New York and any action brought concerning the transactions contemplated by the Subordinated Note shall be brought in the District Court of the Southern District of New York and of any Federal District Court sitting in New York, New York.

6.	No Other Effect on the Securities Purchase Agreement or Note. The Subordinated Note remains in full force and effect, except as amended by this Amendment.

7.	Effective Date. This Amendment shall be effective as of the Amendment Date.

8.	Miscellaneous.

(a)  Captions; Certain Definitions.  Titles and captions of or in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any of its provisions.  All capitalized terms not otherwise defined herein shall have the meaning therefor, as set forth in the Securities Purchase Agreement and Convertible Bridge Note.

(b)  Controlling Law.  This Amendment is governed by, and shall be construed and enforced in accordance with the laws of the State of New York (except the laws of that jurisdiction that would render such choice of laws ineffective).

(c)  Counterparts.  This Amendment may be executed in one or more counterparts (one counterpart reflecting the signatures of all parties), each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Amendment or its terms to account for more than one of such counterparts.  This Amendment may be executed by each party upon a separate copy, and one or more execution pages may be detached from a copy of this Amendment and attached to another copy in order to form one or more counterparts.

(Signature Pages Follow)

IN WITNESS WHEREOF, this Amendment has been executed and delivered by Calpian and Lender as of the date first set forth above.

Calpian:Calpian, Inc.

By: ______________________________________

Name:  Harold Montgomery

Title: CEO

Lender:

By: ______________________________________   Name:

Title (if an entity):

Entity Name:

Subordinated Note Principal Amount:

$_____________________

Subordinated Note Original Issue Date:

_________________ ____, 20__

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